SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    August 9, 2002

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (408) 559-7778

Item 9.    REGULATION FD DISCLOSURE

Xilinx, Inc. (“Xilinx”) is furnishing herewith the Statements Under Oath of its Principal Executive Officer and its Principal Financial Officer regarding facts and circumstances relating to Exchange Act Filings as Exhibits 99.6 and 99.7 hereto, respectively, which are included herein. Willem P. Roelandts, President and Chief Executive Officer of Xilinx, and Kris Chellam, Senior Vice President Finance and Chief Financial Officer of Xilinx, signed these statements, which are being filed with the Securities and Exchange Commission (“SEC”) on August 13, 2002, pursuant to the SEC’s Order No. 4-460 (June 27, 2002).

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

The following exhibits are included herein:

Exhibit 99.6	Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

Exhibit 99.7	Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC., a Delaware corporation

By:	/s/ KRIS CHELLAM
Name:	Kris Chellam
Title:	Senior Vice President Finance and Chief Financial Officer

August 9, 2002